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                                                                  EXHIBIT 10.4


                             COOPER INDUSTRIES, INC.

                    EXECUTIVE RESTRICTED STOCK INCENTIVE PLAN
           (AS AMENDED BY THE BOARD OF DIRECTORS ON FEBRUARY 21, 1990)


                             1. Purposes of the Plan

     The Cooper Industries, Inc. Executive Restricted Stock Incentive Plan (the "Plan") is intended to provide a means whereby key policy-making employees of Cooper Industries, Inc., an Ohio corporation (the "Company"), and its subsidiaries may sustain a sense of proprietorship and personal involvement in the continued development and financial success of the Company, and to encourage them to remain with and devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Accordingly, the Company may award to certain employees shares of the $5.00 par value common stock of the Company ("Stock"), on the terms and conditions herein established.

                          2. Administration of the Plan

     The Plan shall be administered by a committee (the "Committee") of not less than three directors of the Company who shall be appointed by and serve at the pleasure of the Board of Directors of the Company. Members of the Committee shall be "disinterested persons" as such term is defined in the rules promulgated from time to time under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall have sole authority from time to time to select the employees from among those eligible to whom shares of Stock shall be awarded under the Plan, to establish the number of such shares which may be awarded to each such employee and the time when certificates for such shares shall be issued, and to prescribe the legend to be affixed to the certificate representing such shares. The Committee is authorized to interpret the Plan and may from time to time adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in administering the Plan shall be final.

                           3. Eligibility of Employees

     Shares of Stock may be awarded under the Plan only to individuals who are key employees (including officers and directors who are also key employees) of the Company or any subsidiary corporation (as defined in section 425 of the Internal Revenue Code of 1954) of the Company. Shares may be awarded to the same employee on more than one occasion.



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                          4. Shares Subject to the Plan

     The aggregate number of shares of Stock which may be awarded to employees under the Plan shall not exceed 1,200,000 shares of Stock. Such shares may consist of authorized but unissued shares of Stock or previously issued shares reacquired by the Company. Any of such shares which remain unissued at the termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available a sufficient number of shares to meet the requirements of the Plan. If Restricted Shares (defined in Paragraph 5) or Unissued Shares (defined in Paragraph 12) are forfeited to the Company, such shares shall again become available for issuance under the Plan. The aggregate number of shares which may be awarded under the Plan may be adjusted to reflect a change in capitalization of the Company, such as a stock dividend or stock split.

                5. Issuance of Shares and Forfeiture Restrictions

     Certificates for shares of Stock awarded to an employee under the Plan may be issued to an employee under this Paragraph 5 from time to time as determined by the Committee. The shares of Stock so issued to an employee shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of, and in the event of termination of the employee's employment with the Company for any reason (including death and disability, unless the Committee in its sole discretion decides to terminate the Forfeiture Restrictions following the death or disability of such employee) the employee shall be obligated, for no consideration, to forfeit and surrender such shares (to the extent then subject to the Forfeiture Restrictions) to the Company. The restrictions against disposition and the obligations to forfeit and surrender shares to the Company are herein referred to as the "Forfeiture Restrictions", and the shares which are then subject to the Forfeiture Restrictions are herein sometimes referred to as "Restricted Shares". Certificates representing Restricted Shares shall be appropriately legended to reflect the Forfeiture Restrictions.

      6. Lapse of Forfeiture Restrictions and Issuance of Additional Shares

     (a) The Forfeiture Restrictions with respect to Restricted Shares and Unissued Shares shall lapse and be of no further force and effect upon the expiration of the period of time fixed by the Committee at the time it awards the shares which are subject to the Forfeiture Restrictions. In addition, upon such lapse of the Forfeiture Restrictions, the Company shall issue to the employee an additional number of shares of Stock, not subject to any Forfeiture Restrictions. The number of such additional shares of Stock shall be determined in accordance with a table adopted by the Committee at the time it makes an award of shares which are subject to the Forfeiture Restrictions. Such table shall relate the number of additional shares to be issued to the employee to the performance of the Company during a period including the fiscal year of the Company immediately preceding the award of shares subject to the Forfeiture Restrictions (the "Base Period") and ending with the fiscal year of the Company immediately preceding the lapse of the Forfeiture Restrictions; provided that in the event of a lapse of Forfeiture Restrictions pursuant to

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Paragraph 7, the period will end on the most recent practicable date preceding the date a determination is made pursuant to Paragraph 7. (b) The Forfeiture Restrictions with respect to Restricted Shares and Unissued Shares shall lapse and be of no further force and effect upon the employee's retirement at or after reaching age 65. Upon such lapse of Forfeiture Restrictions, the Company shall issue to such employee any Unissued Shares (the initial grant) and, in the Committee's discretion, an additional number of shares of Stock based upon the Company's performance during a period beginning with the Base Period and ending with the first calendar quarter ending after the date of the employee's retirement. (c) Upon the issuance of such additional number of shares pursuant to subparagraphs (a) or (b) of this paragraph 6, the Company shall also pay to the employee in cash an amount equal to the aggregate amount of the cash dividends which the employee would have received had he been the owner of record of such additional number of shares during the period commencing with the date of award of shares subject to the Forfeiture Restrictions and ending upon the lapse of the Forfeiture Restrictions with respect to such Shares.

           7. Reorganization, Recapitalization and Changes in Control

     The Forfeiture Restrictions shall not apply to the transfer of shares pursuant to a plan of reorganization of the Company, but the stock or securities received in exchange therefor, and any stock received as a result of a stock split or stock dividend with respect to shares so transferred shall also be subject to the Forfeiture Restrictions for all purposes of the Plan. Notwithstanding the foregoing, if (i) the Company is to be merged into or consolidated with one or more corporations and the Company is not to be the surviving corporation, (ii) the Company is to be dissolved and liquidated, (iii) substantially all of the assets and business of the Company are to be sold, or
(iv) there occurs a "change in control" of the Company, then, on or prior to the effective date of such merger, consolidation, dissolution and liquidation, or sale, and in the event of a change in control, at any time prior to or following the occurrence of such a change in control the Committee may, in its sole discretion, with respect to any portion of or all grants of Restricted Shares and Unissued Shares theretofore made and subject to Forfeiture Restrictions (a) fix a date (which date in the event of a change in control shall be the date of such change in control) on which date all Forfeiture Restrictions shall lapse and determine the number of additional shares earned pursuant to Paragraph 6 as of such date and (b) pay to the employee an amount in cash equal to the fair market value computed as of such date of all Unissued Shares and additional shares so determined or issue stock for all Unissued Shares and additional shares so determined or pay and issue a combination of cash and stock therefor and shall pay in cash the amount of cash dividends payable with respect to the additional shares pursuant to Paragraph 6. Paragraph 13 shall have no effect if Forfeiture Restrictions lapse under this Paragraph 7. For purposes hereof, a "change in control" of the Company shall be deemed to have occurred if (i) any "person" as such term is used in Section 13 (d) (3) and 14 (d) (2) of the Exchange Act is or becomes the "beneficial owner" (as such term is used in Rule 13d-3 issued under the Exchange Act) of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason

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to constitute at least three-fourths thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. In the event that a change in control results in there being fewer than three members of the Committee who were members prior to the change, members of the Board of Directors who were members prior to the change and meet the requirements for Committee membership set forth in Paragraph 2 shall automatically be alternate members of the Committee to act under this Paragraph 7, and if there are not three such persons, then the Forfeiture Restrictions automatically shall lapse and additional shares automatically shall be determined pursuant to Paragraph 6 hereof and an amount in cash equal to the fair market value of all Unissued Shares, all additional shares and all dividends on additional shares pursuant to Paragraph 6 shall be paid in cash in full.

                                 8. Term of Plan

     The Plan shall be effective upon the date of its last approval by the shareholders of the Company. Unless sooner terminated under the provisions of Paragraph 14, no further shares shall be awarded under the Plan after the expiration of ten years from the effective date of the Plan, and the Plan shall terminate when the Forfeiture Restrictions on any shares theretofore awarded under the Plan have lapsed and any additional shares with respect thereto have been issued under Paragraph 6.

                            9. Rights as Shareholder

     Upon delivery of Restricted Shares to an employee, except for the Forfeiture Restrictions, such employee shall have all of the rights of a shareholder of the Company with respect to such Restricted Shares, including the right to vote such Restricted Shares and to receive all dividends or other distributions paid with respect to such Restricted Shares.

                           10. Employment Relationship

     An employee shall be considered to be in the employment of the Company as long as he remains an employee of either the Company or a subsidiary Corporation of the Company. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee and its determination shall be final. Nothing herein shall confer on any employee the right to continued employment with the Company or affect the right of the Company to terminate such employment.

                             11. Withholding of Tax

     To the extent the award or issuance of shares of Stock or the lapse of Forfeiture Restrictions results in the receipt of compensation by an employee, the Company (or the employing subsidiary) is authorized to withhold from any other cash compensation then or thereafter payable to such employee any tax required to be withheld by reason of the receipt of

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compensation resulting from the award or issuance of shares or the lapse of
Forfeiture Restrictions.

              12. Committee Discretion to Issue Share Certificates

     Notwithstanding any other provision hereof, the Committee has the absolute discretion to determine whether to issue share certificates for shares of Stock awarded to any employee pursuant to Paragraph 2 of the Plan. Shares of Stock awarded to an employee pursuant to Paragraph 2 but for which no share certificates are issued are herein sometimes called "Unissued Shares". An employee's interest in Unissued Shares shall be subject to the Forfeiture Restrictions in the same manner as Restricted Shares. The employee will be entitled to receive share certificates for Unissued Shares on the date upon which the Forfeiture Restrictions with respect to such shares lapse. In the event of termination of the employee's employment for any reason, none of the Unissued Shares shall be issued to the employee, except pursuant to Paragraph 6(b) or in the sole discretion of the Committee following the death or disability of such employee. Until share certificates with respect to Unissued Shares are delivered to the employee, the employee will have no rights as a shareholder of the Company except the employee shall have the right to receive an amount in cash equal to dividends and other distributions paid with respect to the Unissued Shares. Notwithstanding the foregoing, Unissued Shares shall be adjusted from time to time to reflect stock dividends and stock splits.

                     13. Election to Receive Cash for Shares

     Subject to the conditions set forth in this Paragraph 13, each employee who receives an award of Restricted Shares or Unissued Shares under the Plan shall, with respect to each such award, have the right to request that he be paid in cash an amount equal to the fair market value of a portion of the additional shares he would be entitled to receive pursuant to Paragraph 6. Such request shall be made by delivering to the Company at the office of its Secretary a notice setting forth that portion (expressed as a percentage) of additional shares for which the employee desires to receive cash. Said notice shall be delivered no later than the date designated by the Committee for this purpose. The Committee shall consider the employee's request and have absolute discretion to determine if and to what extent the request shall be approved. In no event may the employee receive under this Paragraph or Paragraph 6 cash for Restricted Shares or Unissued Shares or an amount of cash (including the cash otherwise payable to him pursuant to Paragraph 6) which is greater than 50% of the sum of
(i) the fair market value of the Restricted Shares or Unissued Shares and additional shares to be received by the employee pursuant to Paragraph 6, and
(ii) the aggregate amount of cash dividends to be received by the employee pursuant to Paragraph 6. For the purposes of this Paragraph 13, the fair market value of the Restricted Shares or Unissued Shares and additional shares shall be the average of the high and low trading prices of the Company's Stock on the New York Stock Exchange on the date that the Forfeiture Restrictions lapse. To the extent the employee's request is not approved, he shall nonetheless receive payment in accordance with Paragraph 6.


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                    14. Amendment or Termination of the Plan

     The Board of Directors of the Company in its discretion may terminate the Plan at any time with respect to any Restricted Shares or Unissued Shares which have not theretofore been issued. The Board of Directors shall have the right to alter or amend the Plan or any part thereof from time to time; provided, that no change may be made which would impair the rights of an employee to whom Restricted Shares or Unissued Shares have theretofore been awarded without the consent of said employee; and provided, further, that the Board of Directors may not make any alteration or amendment which would materially increase the benefits accruing to participants under the Plan, increase the aggregate number of shares which may be issued under the Plan (other than an increase reflecting a change in capitalization of the Company), change the class of employees eligible to receive Stock under the Plan, or extend the term of the Plan, without the approval of the shareholders of the Company.

                          15. Election to Defer Shares

     Each employee shall have the right to elect to defer the issuance and receipt of all or a part of any shares to which such employee may become entitled pursuant to Paragraphs 12 (Unissued Shares) and 6 (additional shares) until either the employee's termination of employment with the Company or a calendar year specified by the employee. The dividend equivalent cash payment pursuant to Paragraph 6 with respect to deferred additional shares and similar cash dividend equivalents with respect to any deferred Unissued Shares pursuant to Paragraph 12 shall not be paid on or after the date when the Forfeiture Restrictions lapse, as provided, but instead shall be credited to the deferral account of the employee ("Employee Account"). The Employee Account shall be increased from time to time by the amount of cash dividends which the employee would have received had he been the owner of record of such deferred shares during the deferral period with respect to such shares. The balance from time to time of Employee Account shall bear interest in an amount equal to the average quarterly prime rate of interest charged by The Chase Manhattan Bank, N.A. The deferred shares shall be issued in three annual installments unless the Committee, in its discretion, determines to issue all of such deferred additional shares on the first installment date. Upon the issuance of any or all of such shares, the Company shall also pay to the employee in cash the portion of the Employee Account theretofore credited with respect to such issued shares together with accrued interest thereon as provided above. If the employee elects deferral until termination of employment, the first installment shall be made in January of the year following termination, if such termination is by reason of disability or retirement, or in the month following termination, if such termination is for any other reason other than death. If the employee elects deferral until a specified calendar year, the first installment shall be made in January of such year or in January of the year following the death of the employee, whichever is earlier. In the event an employee dies prior to issuance of any deferred shares or the payment of cash with respect thereto, all such shares shall be issued, and all such cash payments shall be made, in January of the year following death to such beneficiary or beneficiaries as such employee may designate by writing to the Company. A deferral election by an employee hereunder with respect to Restricted Shares or additional shares issuable by reason of the grant of Restricted

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Shares must be made in writing to the Company on or before December 31 of the third calendar year of the forfeiture period related to the grant. The election to receive cash provided for in Paragraph 13 shall not be available with respect to shares the receipt of which is deferred under this Paragraph 15.


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